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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Asarco Cyprus Incorporated of our report dated January 26, 1999 relating to the financial statements and financial statement schedules, which appears in Asarco Incorporated's Annual Report on Form 10-K/A for the year ended December 31, 1998. We also consent to the references to us under the heading "Independent Accountants" in such Registration Statement.



PRICEWATERHOUSECOOPERS LLP


New York, New York
August 20, 1999